Exhibit 99.1

News Release
James Kim Becomes Amkor Executive Chairman and Ken Joyce Assumes Position of Chief Executive Officer
CHANDLER, Ariz., October 1, 2009 — Amkor Technology, Inc. (Nasdaq: AMKR) today announced that pursuant to the succession plan approved by the Board on June 25, 2009, James Kim, the company’s Founder and former Chief Executive Officer, has become Executive Chairman of the Board of Directors and Ken Joyce has assumed the position of Chief Executive Officer and President of the company. Mr. Joyce has also joined the company’s Board of Directors.
Mr. Joyce, 62, joined Amkor in 1997 and was Executive Vice President and Chief Financial Officer for more than eight years before becoming Chief Administrative Officer in November 2007, Chief Operating Officer in February 2008 and President in May 2008.
About Amkor:
Amkor Technology, Inc. (Nasdaq: AMKR) is a leading provider of semiconductor assembly and test services to semiconductor companies and electronics OEMs. More information on Amkor is available from the company’s SEC filings and on Amkor’s website: www.amkor.com.
Contact:
Amkor Technology, Inc.
Joanne Solomon
Corporate Vice President & CFO
480-821-5000 (ext. 5416)
joanne.solomon@amkor.com